Exhibit 99.1

SEAPORT ENTERTAINMENT GROUP REPORTS SECOND QUARTER 2026 RESULTS

NEW YORK, NY, August 5, 2026 – Seaport Entertainment Group Inc. (NYSE: SEG) (“Seaport Entertainment Group,” “SEG,” “we,” “our," or the “Company”) announced today its operating and financial results for the quarter ended June 30, 2026.

“The second quarter was our strongest to date, with each business segment profitable for the first time in our two-year history. Our emphasis on delivering unique in-person experiences through a growing events calendar and increased set of offerings are resulting in more visitors, more energy, and more reasons to return to our destinations,” said Matt Partridge, President and Chief Executive Officer of Seaport Entertainment Group. “With the upcoming opening of Balloon Museum at the Tin Building, the Las Vegas Aviators once again positioned for a playoff run, and an exciting pipeline of new concepts and activations coming to both New York and Las Vegas, we believe the progress we’ve made is building momentum to deliver long-term value for our communities, shareholders and partners.”

Recent Updates

◾	Successfully opened Sadie’s and Sadie’s Garden Bar in the Seaport, with Sadie’s Garden Bar generating a 125% increase in year-over-year revenue compared to non-SEG managed operations in the prior year.
◾	Hosted the 50th annual Macy's 4th of July Fireworks® at the Seaport as part of America's 250th anniversary celebrations.
◾	Appointed Rebecca Sachs as Chief Administrative Officer and Corporate Secretary.
◾	The Las Vegas Aviators clinched a spot in the 2026 Pacific Coast League Playoffs, marking their second consecutive appearance in the MiLB Triple-A Playoffs.
◾	Finalized the lease termination with Nike and received $3.7 million in accelerated rent and termination fees; the Company regained possession of the space, enabling the commencement of its buildout of the Pier 17 Event Space.
◾	Net Loss Attributable to Common Stockholders improved 29.2% year-over-year to ($10.5) million and, on a per share basis, improved 29.3% year-over-year to ($0.82) per basic and diluted share.
◾	Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders improved 104.3% year-over-year to $0.3 million and, on a per share basis, improved 103.4% to $0.02 per basic and diluted share.

Select Year-to-Date 2026 Results

◾	Completed the sale of the 250 Water Street development site for $143.0 million in February 2026, generating net proceeds of $76.1 million after repaying $61.3 million of variable-rate debt and closing costs.
◾	Executed a five-year lease with Lux Entertainment to open its U.S. flagship of Balloon Museum, the award-winning interactive contemporary art experience, in the Tin Building.
◾	Announced a 10-year management and lease agreement with Brooklyn-based arts, culture, and hospitality company, Public Service, the creative and curatorial team behind Public Records.
◾	The Rooftop at Pier 17 named by the 2026 Rolling Stone Audio Awards as the Best Outdoor Music Venue in the country.
◾	Leased or programmed occupancy of the Seaport neighborhood at 89%.
◾	Net Loss Attributable to Common Stockholders increased (16.9%) year-over-year to ($54.6) million and, on a per share basis, increased (16.0%) year-over-year to ($4.27) per basic and diluted share.

◾	Non-GAAP Adjusted Net Loss Attributable to Common Stockholders improved 41.8% year-over-year to ($17.6) million and, on a per share basis, improved 42.4% to ($1.37) per basic and diluted share.

Quarterly Results

The table below provides a summary of the Company’s unaudited consolidated operating and financial results for the three months ended June 30, 2026 and June 30, 2025:

	For the Three Months Ended June 30, 2026	For the Three Months Ended June 30, 2025	Variance to Comparable Period in Prior Year
Total revenues	$34,290	$39,801	$(5,511)	(13.8%)

Net loss	$(10,108)	$(14,424)	$4,316	29.9%
Net loss attributable to common stockholders	$(10,458)	$(14,774)	$4,316	29.2%
Net loss attributable to common stockholders per share	$(0.82)	$(1.16)	$0.34	29.3%

Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders[1]	$320	$(7,415)	$7,735	104.3%
Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders Per Share[1]	$0.02	$(0.58)	$0.60	103.4%

Note: $ in thousands, except per share data.

1  The Company’s Non-GAAP measures being presented are unaudited. See the “Non-GAAP Financial Measures” and “Reconciliation of Net Loss to Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders” sections in this press release for a discussion and reconciliation of net income (loss) attributable to common stockholders to non-GAAP financial measures, including Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders and Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders Per Share.

Year-to-Date Results

The table below provides a summary of the Company’s unaudited consolidated operating and financial results for the six months ended June 30, 2026 and June 30, 2025:

	For the Six Months Ended June 30, 2026	For the Six Months Ended June 30, 2025	Variance to Comparable Period in Prior Year
Total revenues	$47,027	$55,870	$(8,843)	(15.8%)

Net loss	$(53,861)	$(45,962)	$(7,899)	(17.2%)
Net loss attributable to common stockholders	$(54,561)	$(46,662)	$(7,899)	(16.9%)
Net loss attributable to common stockholders per share	$(4.27)	$(3.68)	$(0.59)	(16.0%)

Non-GAAP Adjusted Net Loss Attributable to Common Stockholders[1]	$(17,560)	$(30,173)	$12,613	41.8%
Non-GAAP Adjusted Net Loss Attributable to Common Stockholders Per Share[1]	$(1.37)	$(2.38)	$1.01	42.4%

Note: $ in thousands, except per share data.

1  The Company’s Non-GAAP measures being presented are unaudited. See the “Non-GAAP Financial Measures” and “Reconciliation of Net Loss to Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders” sections in this press release for a discussion and reconciliation of net loss attributable to common stockholders to non-GAAP financial measures, including Non-GAAP Adjusted Net Loss Attributable to Common Stockholders and Non-GAAP Adjusted Net Loss Attributable to Common Stockholders Per Share.

Balance Sheet

As of June 30, 2026, the Company had $127.0 million in cash, cash equivalents and restricted cash and $38.1 million of debt outstanding at a fixed interest rate of 4.9%. The Company’s outstanding debt is asset-specific, secured debt, and the maturity date is in 2038.

Investor Conference Call and Webcast

The Company will host a conference call to present its second quarter 2026 results on Thursday, August 6, 2026, at 8:30 AM ET.

A live audio webcast of the conference call will be available in listen-only mode through the “Investors” section of the Company’s website at www.seaportentertainment.com. Participants are encouraged to log in ten minutes prior to the scheduled start time to register. A replay of the audio webcast will be available on the Company’s website shortly after the conclusion of the call and until August 20, 2026.

To dial into the live Telephone Conference Call:

Domestic: 1-877-407-3982

International: 1-201-493-6780

Conference Call Playback:

Domestic: 1-844-512-2921

International: 1-412-317-6671

Passcode: 13761098

About Seaport Entertainment Group

Seaport Entertainment Group (NYSE: SEG) is a premier entertainment and hospitality company that owns, operates, and develops a unique collection of assets positioned at the intersection of entertainment and real estate. Seaport Entertainment Group’s focus is to deliver unparalleled experiences through a combination of restaurant, entertainment, sports, retail and hospitality offerings integrated into one-of-a-kind real estate that redefine entertainment and hospitality. For more information, please visit www.seaportentertainment.com.

Safe Harbor and Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, goals, objectives, outlook, expectations, and intentions. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to: risks related to macroeconomic conditions; risks related to the impact of tariffs and global trade disruptions on the Company and its tenants, including impacts on inflation, interest rates, supply chains and consumer sentiment and spending; changes in discretionary consumer spending patterns or consumer tastes or preferences; risks associated with the Company’s investments in real estate assets and trends in the real estate industry; the Company’s ability to obtain operating and development capital on favorable terms, or at all; the availability of debt and equity capital; the Company’s ability to renew its leases or re-lease available space; the Company’s ability to compete effectively; the impact of uncertainty around, and disruptions to, the Company’s supply chain; risks related to the concentration of the Company’s properties and operations in New York City and the Las Vegas area; social, political and economic instability, unrest and other circumstances beyond the Company’s control which could adversely affect the Company’s business operations; adverse changes in laws or regulations governing the Company’s operation, changes in the interpretation thereof, or newly enacted laws or regulations could require changes to the Company’s business practices, adversely impact the Company’s revenues and/or impose additional costs on the Company; extreme weather conditions or climate change that may cause property damage or interrupt business; the impact of water and electricity shortages on the Company’s business; the Company’s ability to successfully identify, acquire, develop, and manage properties on terms that are favorable to it; the contamination of the Company’s properties by hazardous or toxic substances; catastrophic events or geopolitical conditions that may disrupt the Company’s business; actual or threatened terrorist activity and other acts of violence, or the perception of a heightened threat of such events; losses that are not insured or that exceed the applicable insurance limits; risks related to the disruption or failure of information technology networks and related systems – both the Company’s and those operated and managed by third parties; the Company’s ability to attract and retain key personnel; the Company’s inability to control certain properties due to the joint ownership of such property and inability to successfully attract desirable strategic partners, including joint venture partners; risks related to the concentration of ownership of the Company’s common stock by Pershing Square; risks related to the Company’s separation from, and relationship with, Howard Hughes Holdings Inc. (“Howard Hughes”); and the other factors detailed in the Company’s filings with the SEC. Forward-looking statements speak only as of the date of this press release. The Company is under no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders and Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders Per Share, each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they provide a meaningful supplement to the Company’s operating performance and period-over-period changes without regard to certain potential distortions or certain non-cash items.

Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders and Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders Per Share do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements. Accordingly, they should not be considered alternatives to net loss as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

To derive Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders, GAAP net loss attributable to common stockholders is adjusted to exclude depreciation and amortization, as well as gains and losses from the sale of assets, gains or losses on extinguishment of debt, and provisions for impairment, and these adjustments include the pro rata share of such adjustments of unconsolidated subsidiaries. Additionally, adjustments are made for non-cash revenues and expenses such as straight-line rental revenue and expenses, amortization of above- and below-market lease related intangibles, and non-cash compensation; other non-recurring items such as termination fees, leadership transition costs, corporate restructuring costs, and legal settlements; and certain capitalized items such as capitalized interest. Please see the reconciliation table provided in this press release for a reconciliation of Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders and Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders Per Share to the most directly comparable GAAP measure of net loss.

Availability of Information on SEG’s Website and Social Media Channels

Investors and others should note that SEG routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the SEG Investor Relations website. The Company uses these channels as well as social media channels (e.g., LinkedIn www.linkedin.com/company/new-york-seaportentertainment) as a means of disclosing information about the Company's business to our customers, employees, investors, and the public. While not all of the information that the Company posts to the SEG Investor Relations website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in SEG to review the information that it shares through its website and on the Company's social media channels. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Email Alerts" in the "Resources" section of the SEG Investor Relations website at https://ir.seaportentertainment.com/resources/email-alerts. The contents of these websites are not incorporated by reference into this press release or any report or document SEG files with the SEC, and any references to the websites are intended to be inactive textual references only.

Contacts:

Investor Relations:

Seaport Entertainment Group Inc.

T: (212) 732-8257

ir@seaportentertainment.com

Media Relations:

media@seaportentertainment.com

Seaport Entertainment Group Inc.

Consolidated Balance Sheets

(in thousands, except par value amounts)

	(Unaudited)
	June 30, 2026	December 31, 2025
ASSETS
Buildings and equipment	$531,207	$537,243
Less: accumulated depreciation	(224,106)	(225,662)
Land	9,497	9,497
Net investment in real estate	316,598	321,078
Assets held for sale	—	137,441
Investments in unconsolidated ventures	17,367	16,676
Cash and cash equivalents	117,795	77,808
Restricted cash	9,179	9,586
Accounts receivable, net	8,580	7,149
Deferred expenses, net	10,329	3,539
Operating lease right-of-use assets, net	44,250	45,102
Other assets, net	19,201	31,743
Total assets	$543,299	$650,122

LIABILITIES
Mortgages payable, net	$37,339	$38,348
Mortgages payable related to assets held for sale	—	61,300
Operating lease obligations	56,722	56,527
Accounts payable and other liabilities	35,413	27,540
Total liabilities	129,474	183,715

EQUITY
Preferred stock, $0.01 par value, 20,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.01 par value, 480,000 shares authorized, 12,805 issued and outstanding as of June 30, 2026, and 12,777 issued and outstanding issued or outstanding as of December 31, 2025	128	128
Additional paid in capital	626,760	624,781
Accumulated deficit	(222,963)	(168,402)
Total stockholders' equity	403,925	456,507
Noncontrolling interest in subsidiary	9,900	9,900
Total equity	413,825	466,407
Total liabilities and equity	$543,299	$650,122

Seaport Entertainment Group Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
REVENUES
Hospitality revenue	$7,020	$15,177	$12,128	$22,912
Entertainment revenue	19,639	19,908	24,137	24,117
Rental revenue	7,053	4,232	9,835	8,021
Other revenue	578	484	927	820
Total revenues	34,290	39,801	47,027	55,870

EXPENSES
Hospitality costs	6,874	17,845	17,101	33,587
Entertainment costs	16,056	15,281	23,344	22,358
Operating costs	6,900	7,684	13,884	15,763
General and administrative	6,639	8,291	14,695	18,073
Depreciation and amortization	6,818	6,581	26,931	14,672
Total expenses	43,287	55,682	95,955	104,453

OTHER
Loss on assets held for sale	(1,434)	—	(1,434)	—
Provision for impairment	—	—	(339)	—
Other income (loss), net	(672)	(126)	(2,921)	(126)
Total other	(2,106)	(126)	(4,694)	(126)
Operating loss	(11,103)	(16,007)	(53,622)	(48,709)
Interest income	689	801	419	1,795
Equity in earnings (losses) from unconsolidated ventures	306	782	(658)	952
Loss before income taxes	(10,108)	(14,424)	(53,861)	(45,962)
Income tax expense (benefit)	—	—	—	—
Net loss	(10,108)	(14,424)	(53,861)	(45,962)
Preferred distributions to noncontrolling interest in subsidiary	(350)	(350)	(700)	(700)
Net loss attributable to common stockholders	$(10,458)	$(14,774)	$(54,561)	$(46,662)

Total weighted average shares
Basic	12,802	12,695	12,792	12,695
Diluted	12,802	12,695	12,792	12,695

Net loss per share attributable to common stockholders
Basic	$(0.82)	$(1.16)	$(4.27)	$(3.68)
Diluted	$(0.82)	$(1.16)	$(4.27)	$(3.68)

Seaport Entertainment Group Inc.

Reconciliation of Net Loss to Non-GAAP Adjusted
Net Income (Loss) Attributable to Common Stockholders

(in thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net loss	$(10,108)	$(14,424)	$(53,861)	$(45,962)
Preferred distributions to noncontrolling interest in subsidiary	(350)	(350)	(700)	(700)
Net loss attributable to common stockholders	(10,458)	(14,774)	(54,561)	(46,662)
Adjustments:
Depreciation and amortization	7,171	7,603	27,617	15,701
Provision for impairment	—	—	339	—
Lease termination fee income[1]	(2,090)	(190)	(2,660)	(190)
Non-cash compensation	1,537	1,738	2,628	3,775
Leadership transition costs	1,195	—	1,195	—
Straight line rent, net	831	(230)	2,081	425
Capitalized interest	—	(1,688)	—	(3,348)
Restructuring costs	313	—	3,710	—
Loss on assets held for sale	1,434	—	1,434	—
Other (income) loss	387	126	657	126
Non-GAAP adjusted net income (loss) attributable to common stockholders	320	(7,415)	(17,560)	(30,173)

Total weighted average shares
Basic	12,802	12,695	12,792	12,695
Diluted	12,802	12,695	12,792	12,695

Non-GAAP adjusted net income (loss) attributable to common stockholders per share
Basic	$0.02	$(0.58)	$(1.37)	$(2.38)
Diluted	$0.02	$(0.58)	$(1.37)	$(2.38)
1.	As previously disclosed, during the quarter ended June 30, 2025, Nike exercised an early termination right related to its office space at Pier 17. Under the terms of the early termination right within the lease, the Company received one-half of the contractual termination payment during the quarter ended June 30, 2025, with the remaining balance originally due at the end of the revised lease term in February 2027. On April 28, 2026, the Company and Nike entered into a lease termination agreement accelerating the end of the lease term to April 30, 2026. In connection with that lease termination agreement, Nike paid the Company (i) the remaining balance of the contractual termination payment (the “Termination Payment Balance”), and (ii) a separately negotiated payment of $1.7 million representing a discounted amount of rent that Nike otherwise would have owed through February 2027 (the “Discounted Rent Payment”). Lease termination fee income for the three and six months ended June 30, 2026 includes the Termination Payment Balance but does not include the Discounted Rent Payment.